                                                                 Execution Copy

                            STELLEX INDUSTRIES, INC.

                                  $100,000,000

                    9.50% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT

                                                               October 23, 1997

SOCIETE GENERALE SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
JEFFERIES & COMPANY, INC.
c/o Societe Generale Securities Corporation
1221 Avenue of the Americas
New York, New York  10020

Dear Sirs:

                  Stellex Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 principal amount of its 9.50% Senior Subordinated Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an Indenture dated as of the Closing Date (as defined below) (the "Indenture") to be entered into between the Company, each subsidiary of the Company existing on the Closing Date (collectively, the "Guarantors") and Marine Midland Bank, as trustee (the "Trustee"). This is to confirm the agreement concerning the purchase of the Securities from the Company by Societe Generale Securities Corporation ("SGSC"), BT Alex. Brown Incorporated and Jefferies & Company, Inc. (the "Initial Purchasers"). Payment of principal and interest on the Securities will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees") by the Guarantors.

                  For all purposes of this Agreement, the terms "subsidiary" and "Guarantor", when used with reference to the Company, shall refer collectively to each of the corporations listed on Annex B hereto assuming the W-J Acquisition (as defined in the Offering Memorandum) has been consummated; provided that none of Stellex Microwave Systems, Inc. or any of its subsidiaries to be acquired in the W-J Acquisition shall be a signatory to this Agreement until the Closing Date, on which date each of Stellex Microwave Systems, Inc. and its subsidiaries shall become a party to this Agreement; provided further that (i) all representations and warranties pertaining to Stellex Microwave Systems, Inc. and its subsidiaries contained in Section 1 made as of the date hereof shall be deemed to have been made to the best knowledge of the Company and (ii) all such representations and warranties made on the Closing Date shall not be subject to such knowledge qualification except as expressly provided in such representations and warranties.


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                  The Securities will be offered and sold to the Initial
Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated October 8, 1997 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of subordinated notes of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors represent and warrant to and agree, jointly and severally, with the several Initial Purchasers that:

                  (a) Accurate Information. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any Guarantor makes any representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company and the Guarantors by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

                  (b) Compliance with Securities Act. The Offering Memorandum, as of its date, contains all of the information that, if requested by a prospective purchaser of the

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                                                                              3

         Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in
         Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) Corporate Existence; Compliance with Law. The Company and each of its subsidiaries (as defined in Section 14 and subject to the second paragraph of this Agreement) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) Corporate Power; Authorization. Each of the Company and the Guarantors has full right, power and authority to execute and deliver (to the extent a party thereto) this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the New Credit Facility (as defined in the Offering Memorandum) and the Stock Purchase Agreement, dated as of August 29, 1997, by and among TSMD Acquisition Corp., Watkins-Johnson Company and Stellex Microwave, Inc. (formerly W-J TSMD Inc.) (collectively, the "Transaction Documents") and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Indenture have been duly and validly taken.

                  (f) Enforceable Obligations. The Indenture, when duly executed by the proper officers of the Company and each Guarantor and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except that rights to indemnification and contribution may be limited by

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                                                                              4

         applicable law or public policy considerations; the Registration Rights Agreement, when duly executed by the proper officers of the Company and each Guarantor and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Initial Purchasers, will constitute a valid and binding agreement of the Company and each Guarantor, respectively, enforceable against them in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except that rights to indemnification and contribution may be limited by applicable law or public policy considerations; the Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and upon payment and delivery in accordance with this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except that rights to indemnification and contribution may be limited by applicable law or public policy considerations; the Guarantees, when duly executed by the proper officers of each of the Guarantors, will constitute a valid and binding agreement of each Guarantor enforceable against each Guarantor in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except that rights to indemnification and contribution may be limited by applicable law or public policy considerations; and the Indenture, the Registration Rights Agreement, the New Credit Facility and the Securities, when executed and delivered, will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                  (g) Capitalization of the Company. The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering

         Memorandum.

                  (h) Capitalization of Subsidiaries. All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Offering Memorandum, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party

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         (except for restrictions imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions).

                  (i) No Legal Bar. The execution, delivery and performance of each of the Transaction Documents by the Company and each Guarantor and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of (I) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except under any such agreement that is expected to be terminated on the Closing Date as set forth in the Offering Memorandum), (II) the provisions of the charter or by-laws of the Company or any of its subsidiaries or (III) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (I), (II) and (III), for such conflicts, breaches and violations which would not reasonably be expected to have a Material Adverse Effect.

                  (j) No Further Requirements. Except for such consents, approvals, authorizations, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained under the Securities Exchange Act of 1934 (the "Exchange Act") and applicable state securities laws or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers, (iii) which are described in the Offering Memorandum, (iv) as may be required by the National Association of Securities Dealers, Inc., (v) in the case of the Registration Rights Agreement and the transactions contemplated thereby, that are required under the Securities Act and the Trust Indenture Act and (vi) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of each of the Transaction Documents by the Company or the Guarantors and the consummation of the transactions contemplated hereby and thereby.

                  (k) Financial Statements. Deloitte & Touche LLP are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. Coopers & Lybrand LLP are independent certified public accountants with respect to Kleinert (as defined in the Offering Memorandum) within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder. The historical financial statements of Kleinert (including the related notes) contained in the Offering Memorandum comply as to form in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); the historical

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         financial statements of TSMD (as defined in the Offering Memorandum)
         (including the related notes) contained in the Offering Memorandum comply as to form in all material respects with such requirements, except that they include only two years of audited income statements; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as otherwise indicated therein, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical Financial Data", "Capitalization", "Selected Historical Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" are derived from the accounting records of the Company and its subsidiaries or their respective predecessors and fairly present in all material respects the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum gives effect to assumptions made on a reasonable basis, have been prepared in accordance with the applicable requirements of the Securities Act and fairly presents in all material respects the pro forma financial information included in the Offering Memorandum at the respective dates and for the respective periods indicated. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (l) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than (I) as set forth or contemplated in the Offering Memorandum and
         (II) any such loss or interference that would not be reasonably expected to have a Material Adverse Effect; and, since such date, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

                  (m) No Material Litigation. Except as set forth in the Offering Memorandum, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the best of the Company's and the Guarantors' knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

                  (n) No Defaults. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default,

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                                                                              7

         in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (i), (ii) and (iii) any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (o) Possession of Licenses and Permits. Except as described in the Offering Memorandum, the Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where any failures to possess or make the same, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such material license, authorization or permit and has no reason to believe that any such material license, certificate, authorization or permit will not be renewed.


                  (p) No Lending Relationships. Except as disclosed in the Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchasers.

                  (q) Investment Company Act. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

                  (r) No Stabilization. Neither the Company, nor to the Company's or the Guarantors' best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (s) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses, except where the absence of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering

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                                                                              8

         Memorandum, neither the Company nor any of its subsidiaries has been charged with infringement of any Intellectual Property, which infringement would reasonably be expected to have a Material Adverse Effect.

                  (t) Title to Property. The Company and each of its subsidiaries have good title to, or have valid rights to lease or otherwise use, all items of real or personal property, the absence of which would reasonably be expected to have a Material Adverse Effect, in each case free and clear of all liens, encumbrances, claims and defects except Permitted Liens (as defined in the Offering Memorandum under "Description of Notes" and such other exceptions as would not reasonably be expected to have a Material Adverse Effect).

                  (u) No Labor Dispute. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect.


                  (v) Employee Benefit Plans. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under
         Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under
         Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (w) No Material Environmental Liabilities. Except as set forth in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or (to the best knowledge of the Company) previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities,

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                                                                              9

         a Material Adverse Effect. Except as set forth in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (x) Taxes. The Company and its subsidiaries each (i) have filed all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal, state, local and foreign taxes due and payable for which it is liable, including, but not limited to, withholding taxes and amounts payable under the Code, and has furnished all information returns it is required to furnish pursuant to the Code,
         (iii) have established adequate reserves for all such taxes which are not yet due and payable and (iv) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it, except in the case of the foregoing clauses (i) through (iv) which would reasonably be expected to have a Material Adverse Effect.

                  (y) Insurance Policies. Each of the Company and its subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties. To the best of the Company's knowledge, there are no facts or circumstances under any insurance policy or surety bond maintained by the Company or its subsidiaries which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company or any of its subsidiaries, which claim, if unpaid, would reasonably be expected to have a Material Adverse Effect.

                  (z) Transactions with Management and Others. No relationship, direct or indirect, exists between or among the Company or the Guarantors on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Guarantors on the other hand, which is required to be described in the Offering Memorandum and which is not so described, other than those relationships the failure of which to disclose would not make the Offering Memorandum misleading in any material respect.

                  (aa) No outstanding Subscriptions. Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

                  (bb) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such

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                                                                             10

         date (i) the present fair market value (or present fair saleable value) of the assets of the Company on a consolidated basis is not less than the total amount required to pay the probable liabilities of the Company on a consolidated basis on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (cc) No Margin Securities. Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (dd) No Brokerage Fees. Except for this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (ee) Compliance with 144A(d)(3). The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (ff) No Offers to Buy. Neither the Company nor, to its knowledge, any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities
         Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (gg) No General Solicitation. None of the Company or, to the Company's knowledge, any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is given) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                                                                              11
                  (hh) No Registered Securities. There are no securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (ii) Compliance with Regulation M. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (jj) No Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (kk) No Commerce with Cuba. None of the Company or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  2. PURCHASE AND RESALE OF THE SECURITIES. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto at a purchase price equal to 97% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

                  (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum as soon as practicable after this Agreement is entered into. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to (A) persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) a limited number of other accredited investors

("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D that are institutional investors in private sales exempt from registration under the Securities Act and (iv) it has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (c) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on October 31, 1997, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (the time and date of such delivery and payment being referred to herein as the "Closing Date").

                  The Securities to be purchased by the Initial Purchasers hereunder and sold to Qualified Institutional Buyers shall be represented by one global security in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. Securities to be resold to Accredited Investors shall be delivered in physical, certificated form to such Accredited Investors. On the Closing Date, the Company shall deliver or cause to be delivered the Securities to SGSC for the account of each Initial Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer payable in Federal (same day) funds by causing The Depository Trust Company to credit the Securities to the account of SGSC at The Depository Trust Company.

                  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder. The Company shall make the certificates representing the Securities available for inspection by SGSC, not later than one full business day prior to the Closing Date.

                  4. FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors agree with each of the several Initial Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, use its best efforts to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum on or prior to the Closing Date, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to (i) promptly notify the Initial Purchasers (who will thereafter not use such Offering Memorandum until it is appropriately amended or supplemented), (ii) to prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the

         Offering Memorandum, as so amended or supplemented, will comply with applicable law and (iii) to give the Initial Purchasers a reasonable opportunity to comment thereon and to promptly deliver copies thereof to the Initial Purchasers;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and are not freely saleable under Rule 144 under the Securities Act (or any successor provision), to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Securities under the securities or "Blue Sky" laws of such jurisdictions of the United States as the Initial Purchasers may reasonably request and to continue such qualification in effect until the completion of the resale of the Securities by the Initial Purchasers; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject.

                  (h) to use its best efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which would reasonably be expected to be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its subsidiaries not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of
         Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the

         Securities Act to cease to be applicable to the offering and sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum;

                  (k) During the period beginning from the date hereof and continuing to, and including, the Closing Date or such earlier time as SGSC may notify the Company, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities of the Company that are substantially similar to the Securities.

                  (l) not to take and not permit any of its subsidiaries to take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or initial resale of the Securities by the Initial Purchasers in violation of Regulation M under the Exchange Act;

                  (m) in connection with the initial offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available on or prior to the Closing Date upon request by the Initial Purchasers;

                  (n) to furnish to each of the Initial Purchasers, or their counsel, on the date hereof a copy of the report of each of the independent accountants' included in the Offering Memorandum signed by the accountants rendering such report;

                  (o) to do and perform the things required to be done and performed by it under this Agreement, in all material respects, that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;


                  (p) except as set forth or contemplated in the Offering Memorandum, to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (q) from the date hereof until the Closing Date, not to issue any press release or other public communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing public communications in the ordinary course of business and consistent with the past practices of the Company), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (r) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds", with such variances or deviations that would not make the disclosure set forth therein misleading in any material respect (the parties recognizing that amounts set forth in the Offering Memorandum under "Use of Proceeds" are estimates).

                  5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the several Initial Purchasers' hereunder are subject to the accuracy in all material respects, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy in all material respects of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company and the Guarantors of their obligations hereunder, and the satisfaction or waiver of the following terms and conditions:

                  (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (b) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies made available to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspend ing the sale of the Securities in any jurisdiction referred to in Section 4(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the best knowledge of the Company, threatened.

                  (c) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) Each of Winston & Strawn and O'Melveny & Myers shall have furnished to the Initial Purchasers such counsel's written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C-1 and C-2 hereto, respectively, with any further modifications which may be satisfactory to counsel for the Initial Purchasers.

                  (e) SGSC shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

                  (f) At the time of the execution of this Agreement, SGSC shall have received from each of Coopers & Lybrand LLP and Deloitte & Touche LLP, respectively, a letter, addressed to the Initial Purchasers and dated such date, in form and substance satisfactory to SGSC (i) confirming that, in the case of Coopers & Lybrand LLP, that they are independent certified public accountants with respect to Kleinert within the meaning of the Securities Act and the applicable published rules and regulations thereunder and, in the case of Deloitte & Touche LLP, that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  References to the Offering Memorandum in this paragraph (f) and in paragraph (g) below include any supplement thereto at the date of the letter.

                  (g) On the Closing Date, SGSC shall have received a letter (the "bring-down letter") from each of Coopers & Lybrand LLP and Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to SGSC concurrently with the execution of this Agreement pursuant to Section 5(f) above (the "initial letters").

                  (h) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum and (C) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects, each of the Company and the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, and subsequent to the date of the most recent financial statements in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of SGSC, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum exclusive of any supplement.

                  (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantors.

                  (k) The Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (l) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court of competent jurisdiction or any withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers upon the advice of outside counsel would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prohibit the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prohibit the issuance or sale of the Securities.

                  (o) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities with a view to possible downgrading.

                  (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American

         Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Initial Purchasers, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

                  (q) The acquisition by the Company of the tactical subsystems and microwave devices business of Watkins-Johnson Company, through Stellex Microwave Systems, Inc., as described in the Offering Memorandum shall have been consummated as of the Closing Date; and the Company shall have entered into the New Credit Facility as described in the Offering Memorandum as of the Closing Date.

                  All opinions, letters, evidence and certificates required by this Section 5 to be delivered by the Company or the Guarantors shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by SGSC, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(i), 5(o) and 5(p) shall have occurred or the acquisition by the Company of Stellex Microwave Systems, Inc. described in the Offering Memorandum shall not have been completed on or prior to the Closing Date.

                  7. DEFAULTING INITIAL PURCHASERS. (a) Obligations of Non-Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser or Initial Purchasers default in the performance of its or their obligations under this Agreement, SGSC may make arrangements for the purchase of such Securities by other persons satisfactory to the Company and SGSC, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Initial Purchasers shall be severally obligated to purchase the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase in total more than 110% of the principal amount of the Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section
2. If the foregoing maximums are exceeded and the remaining Initial Purchasers or other underwriters satisfactory to Initial Purchasers and the Company do not elect to purchase the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 11 except that the provisions of Sections 9 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto who, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchasers agreed but failed to purchase.

                  (b) Liability of Defaulting Initial Purchaser; Closing Date. Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either SGSC or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Preliminary Offering Memorandum, the Offering Memorandum or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Preliminary Offering Memorandum, the Offering Memorandum that effects any such changes.

                  8. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 6 because of the occurrence of an event described in Section 5(i), 5(o) or, as to the Company's securities only, 5(p)(i), (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities because a condition to the obligations of the Initial Purchasers (other than the condition specified in 5(e)), is not satisfied in any material respect, the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase and resale of the Securities, and promptly after demand therefor, the Company shall pay the full amount thereof to SGSC. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

                  9. INDEMNIFICATION OF INITIAL PURCHASERS AND THE  COMPANY.
(a) Indemnification of Initial Purchasers. The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, their respective directors, officers, representatives and agents, and each person, if any, who controls any Initial Purchaser, within the meaning of
Section 15 of the Securities Act (collectively referred to for the purposes of this Section 9 as the Initial Purchasers) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased Securities, if (i) a copy of the Offering Memorandum (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Securities to such person, (ii) a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given to such person by or on behalf of such Initial Purchasers and (iii) the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantors through SGSC by or on behalf of any Initial Purchaser specifically for use therein, which information the parties hereto agree is limited to the Initial Purchasers' Information.

                  (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and each Guarantor, their respective directors, officers, representatives and agents, and each person, if any, who controls the Company or Guarantor within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 9 as the Company), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through SGSC by or on behalf of that Initial Purchaser specifically for use therein, and shall reimburse the Company or such Guarantor for any legal or other expenses reasonably incurred by the Company or such Guarantor in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by SGSC consists solely of the Initial Purchasers' Information.

                  (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 9 except to the extent it has been materially prejudiced by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (ii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, which firm shall be designated in writing by SGSC, if the indemnified parties under this Section 9 consist of any Initial Purchaser or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 9 consist of the Company or any of the Company's directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 9(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel payable in accordance with this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) Contribution. If the indemnification provided for in this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this

Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Initial Purchasers for use in the Preliminary Offering Memorandum, or the Offering Memorandum consists solely of the Initial Purchasers' Information. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Initial Purchasers has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The Initial Purchasers' obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

                  The obligations of the Company, the Guarantors and the Initial Purchasers in this Section 9 are in addition to any other liability which the Company, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have.

                  10. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the

Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11. EXPENSES. The Company and the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum the

Offering Memorandum any amendments and exhibits thereto the costs of printing, reproducing and distributing the applicable Transaction Documents by mail, telex or other means of communications; (c) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by The Depository Trust Company; (d) any applicable listing or other fees; (e) the reasonable fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related reasonable fees and expenses of counsel to the Initial Purchasers); (f) any fees charged by securities rating services for rating the Securities; (g) all fees and expenses of the Trustee and any agent thereof; and
(h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of counsel to the Company and the fees and expenses of Coopers & Lybrand LLP and Deloitte & Touche LLP); provided that, except as otherwise provided in this Section 11 and in Section 8, the Initial Purchasers shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

                  12. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                  13. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New

         York 10020, Attention: High Yield Capital Markets,
         Telephone: (212) 278-5423, Telecopy: (212) 278-5460;

                  (b) if to the Company or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum,
         Attention: Michael D. Schenker, Telephone: (212) 391-1392, Telecopy:
         (212) 382-1559; with a copy to Winston & Strawn, 200 Park Avenue, New York, New York 10166, Attention: Robert W. Ericson.

provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to SGSC, which address will be supplied to any other party hereto by SGSC upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by SGSC.

                  14. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning (subject to the second paragraph of this Agreement) set forth in Rule 405 of the Rules and Regulations and includes, for the purposes of this Agreement, Stellex Microwave Systems, Inc. (formerly the tactical subsystems and microwave devices businesses of Watkins-Johnson Company) and its direct and indirect subsidiaries.

                  15. INITIAL PURCHASERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the third, fourth and fifth paragraphs under the heading "Plan of Distribution."

                  16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17. JOINT AND SEVERAL LIABILITY. Each Guarantor, by its execution and delivery of a counterpart to this Agreement, agrees that it shall be joint and severally liable for all obligations and liabilities of the Company.

                  18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                  19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of the agreement between the Company, the Guarantors and the several Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        STELLEX INDUSTRIES, INC.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                           KII HOLDING CORP.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                           KII ACQUISITION CORP.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        STELLEX AEROSPACE

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        BANDY MACHINING INTERNATIONAL

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        PARAGON PRECISION PRODUCTS

                                        By    /s/ William L. Remley
                                           ------------------------------------

                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        SCANNING ELECTRON ANALYSIS LABORATORIES,
                                        INC.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        GENERAL INSPECTION LABORATORIES, INC.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: Vice Chairman

                                        TSMD ACQUISITION CORP.

                                        By    /s/ William L. Remley
                                           ------------------------------------
                                           Name: William L. Remley
                                           Title: President

Accepted:

SOCIETE GENERALE SECURITIES CORPORATION

By /s/ Bradford C. Yates
   ------------------------------------
   Name: Bradford C. Yates
   Title: Managing Director

BT ALEX. BROWN INCORPORATED

By /s/ Chris Kinslow
  -------------------------------------
   Name: Chris Kinslow
   Title: VP

JEFFERIES & COMPANY, INC.

By /s/ Andrew Whittaker
  -------------------------------------
   Name: Andrew Whittaker
   Title: Executive Vice President

As of October 31, 1997

                                        STELLEX MICROWAVE SYSTEMS, INC.

                                        By /s/ William L. Remley
                                          -------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman

                                   SCHEDULE 1

                                                                   Principal
                                                                     Amount
    Initial Purchasers                                           of Securities
    ------------------                                           -------------

    Societe Generale Securities Corporation...................    $50,000,000
    BT Alex. Brown Incorporated...............................     30,000,000
    Jefferies & Company, Inc. ................................     20,000,000
                                                                  -----------

    Total.....................................................    $ 100,000,000
                                                                  =============

                                     Annex A

              [Form of Exchange and Registration Rights Agreement]

                                                                  EXECUTION COPY

                        REGISTRATION RIGHTS AGREEMENT



                                                                October 31, 1997

SOCIETE GENERALE SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
JEFFERIES & COMPANY, INC.
c/o Societe Generale Securities Corporation
1221 Avenue of the Americas
New York, New York  10020

Dear Sirs:

         STELLEX INDUSTRIES, INC., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated October 23, 1997 (the "Purchase Agreement"), $100,000,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the "Securities"). Payment of principal and interest on the Securities will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders (including the Initial Purchasers) of the Securities (collectively, the "Holders"), as follows:

         1. Registered Exchange Offer. The Company shall prepare and, not later than 45 days following the Issue Date (as hereinafter defined), the Company and the Guarantors (i) shall file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of senior subordinated notes of the Company (the "Exchange Securities") substantially identical to the Securities, except for the transfer restrictions relating to the Securities,
(ii) shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 120 days after the Issue Date and to be consummated no later than 165 days after the Issue Date and (iii) shall keep the Registered Exchange Offer open for a period of not less than 20 business days (or longer, if required by applicable law) (such period being called the "Exchange Offer Registration Period"). The Exchange Securities will be issued under the Indenture or an indenture (the "Exchange Securities Indenture") between the Company, the Guarantors and the Trustee or such other bank or trust company reasonably satisfactory to you, as trustee (the "Exchange Securities Trustee"), such indenture to be substantially identical to the Indenture except for the transfer restrictions relating to the Securities (as described above).

         Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not (i) an affiliate of the Company within the meaning of the Securities Act or
(ii) an Exchanging Dealer (as defined below) not complying with the requirements of the next sentence, (b) acquires the Exchange Securities in the ordinary course of such Holder's business and (c) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Initial Purchasers and each Exchanging Dealer (as defined below) acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

         In connection with the Registered Exchange Offer, the Company shall:

         (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Registered Exchange offer open for not less than 20 business days (or longer if required by applicable law);

         (c) utilize the services of an Exchange Agent for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

         (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

         (e) otherwise comply in all respects with all laws applicable to the Registered Exchange Offer.

         Promptly after the close of the Registered Exchange Offer, the Company shall:

         (a) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

         (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

         (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

         The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 90 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

         The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities and the Exchange Securities shall vote and consent together on all matters as one class and that none of the Securities or the Exchange Securities will have the right to vote or consent as a separate class on any matter.

         Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of original issue of the Securities.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantors that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business,
(ii) such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Securities or the Exchange Securities within the meaning of the

Securities Act, (iii) such Holder is not an affiliate of the Company within the meaning of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) such Holder is not acting on behalf of any person who could not make the foregoing representations. Such Holder shall also make such other representations as may be required to comply with applicable law or Commission policy with respect to the Registered Exchange Offer.

         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include, as of the consummation of the Registered Exchange Offer, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) any Holder (A) notifies the Company on or prior to the consummation of the Registered Exchange Offer that is not eligible to participate in the Registered Exchange Offer, (B) participates in the Registered Exchange Offer and does not receive freely transferable Exchange Securities in exchange for tendered Securities or (C) is a broker-dealer that holds Securities acquired directly from the Company or one of its affiliates, then the following provisions shall apply:

         (a) (x) The Company and the Guarantors shall use their reasonable best efforts to cause to be filed with the Commission a Shelf Registration Statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (a "Shelf Registration Statement," and together with any Exchange Offer Registration Statement a "Registration Statement"), on or prior to the earliest to occur of (1) the 30th day after the Company determines that it is not permitted to effect the Registered Exchange Offer or (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline") which Shelf Registration Statement shall provide for resales of Transfer Restricted Securities; and


         (y) The Company and the Guarantors shall use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the 60th day after the Shelf Filing Deadline. Notwithstanding the foregoing, the Company shall not be required to file a Shelf Registration Statement with respect to Securities or Exchange Securities of any Holder (other than Securities of the Initial Purchasers) on account of such Holder not being able to make the representations contained in Section 1 in connection with the Registered Exchange Offer.

         (b) The Company and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of two years from the Issue Date or such shorter period that will terminate when all the Securities and Exchange Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf

Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company and the Guarantors shall not be deemed to have breached its obligations pursuant to the preceding sentence if it shall be required to amend the Shelf Registration Statement or the effectiveness of the Shelf Registration Statement shall be suspended, or the prospectus contained in the Shelf Registration Statement shall not be usable, as a result of a corporate transaction involving the Company that is not adequately reflected in the Shelf Registration Statement; provided that the failure to keep the Shelf Registration Statement effective and usable for such reasons shall last no longer than 45 days in any 12-month period (whereafter Liquidated Damages pursuant to Section 3 shall accrue). Any such period during which the Company and the Guarantors fail to keep the Shelf Registration Statement effective and usable is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable and shall end on the earlier to occur of (i) the date when each seller of Transfer Restricted Securities covered by such Shelf Registration Statement either receives copies of the supplemented or amended prospectus or is advised in writing by the Company that the use of the prospectus may be resumed and (ii) the expiration of the 30 days in any 12-month period during which one or more Suspension Periods has been in effect; provided that the period during which the Shelf Registration Statement is required to be kept continuously effective shall be increased by the total number of days of all such Suspension Periods.

         (c) Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Liquidated Damages. (a) The parties hereto agree that the Holders of Securities will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to the date specified for such effectiveness in this Agreement, (iii) the Registered Exchange Offer is not consummated on or prior to 165 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective on or prior to the date specified for such effectiveness in this Agreement but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an amendment to the Registration Statement or an additional Shelf Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will generally be obligated to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities (as defined below), with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Securities constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. "Transfer Restricted Securities" means each Security until the earliest to occur of (i) the date on which such Security has been exchanged for a freely transferrable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act (or any successor provision) or is salable pursuant to Rule 144(k) (or any successor provision) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be required to pay Liquidated Damages to the Holder of Transfer Restricted Securities if such Holder: (a) failed to comply with its obligations to make the representations in the second to last paragraph of Section 1; or (b) failed to provide the information required to be provided by it, if any, pursuant to
Section 4(m).

         (b) The Company shall notify the Trustee and the Paying Agent under the Indenture promptly upon the happening of each and every Registration Default. The Company shall pay the Liquidated Damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the Liquidated Damages then due. The Liquidated Damages due shall be payable on each interest payment date specified by the Indenture to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the applicable Registration Default.

         (c) The parties hereto agree that the Liquidated Damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement, as the case may be, to be filed, (ii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated,
(iii) the Shelf Registration Statement to be declared effective or (iv) the Shelf Registration Statement to again become effective, in each case to the extent required by this Agreement.

         4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

         (a) The Company shall (i) use its reasonable best efforts to furnish to Societe Generale Securities Corporation ("SGSC") and its counsel, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use reasonable best efforts to consult with SGSC regarding such comments as SGSC or its counsel reasonably may propose; and (ii) include the information (or information substantially to the same effect) set forth in

Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information (or information substantially to the same effect) set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (in each case, to the extent such information is required by applicable law or the Commission's rules and/or interpretations);

         (b) The Company shall advise you, each Exchanging Dealer and the Holders (if applicable) and, if requested by such person, confirm such advice in writing (which advice pursuant to clauses (iii)-(iv) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

         (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

         (ii) prior to the effectiveness of any Registration Statement, of the receipt of any comment letter or request for information from the Commission;

         (iii) following the effectiveness of any Registration Statement, of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceeding for that purpose;

         (v) following the effectiveness of any Registration Statement, of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

         (vi) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading in any material respect and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

         The Company will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any

Registration Statement.

         (c) The Company will furnish to each Holder of Transfer Restricted Securities specifically named in any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

         (d) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities specifically named in any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus or any amendment or supplement thereto.

         (e) The Company will furnish to each Exchanging Dealer and each Initial Purchaser and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer, Initial Purchaser or any such Holder so requests in writing, all exhibits (including those incorporated by reference).

         (f) The Company will, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer or the Initial Purchasers, as applicable, without charge, as many copies of the prospectus included within the coverage of Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer or the Initial Purchasers, as applicable, may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the prospectus or any amendment or supplement thereto by any such Exchanging Dealer as aforesaid.

         (g) To the extent required by applicable law, prior to any public offering of Securities or Exchange Securities pursuant to any Registration Statement, the Company will use its reasonable best efforts to register or qualify or cooperate with the Holders of Securities included therein and its counsel in connection with the registration or qualification of such securities for offer and sale under the state securities or blue sky laws of such United States jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by such Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject.

         (h) The Company will cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing prior to sales of Securities or Exchange Securities pursuant to such Registration Statement.

         (i) If any event contemplated by paragraphs (b)(iii) through (v) above occurs during the period in which the Company is required to maintain an effective Registration Statement, the Company will use its reasonable best efforts to promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities or purchasers of Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Exchange Securities and provide the applicable trustee with certificates for the Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company; and upon consummation of the Registered Exchange Offer, the Company shall deliver to the Trustee, on behalf of the Holders of the Exchange Securities, a legal opinion to the effect that the Exchange Securities, when issued, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms (subject to customary qualifications for opinions of this type).

         (k) The Company and the Guarantors will comply with all applicable rules and regulations of the Commission and will make generally available to the Company's security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such 12-month period.

         (l) The Company will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

         (m) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         (n) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(iii) through (v) hereof, such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(i) hereof, or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 4(b)(iii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received
(x) the copies of the supplemental or amended prospectus contemplated by Section 4(i) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

         (o) In the case of a Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement; provided, however, that the Company shall not be obligated to enter into an underwriting agreement or to facilitate such disposition in an underwritten offering pursuant to any Shelf Registration Statement unless Holders of a majority in aggregate principal amount of such Transfer Restricted Securities elect to dispose of such Transfer Restated Securities in such an underwritten offering.

         (p) In the case of a Shelf Registration Statement, the Company shall
(i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold and any managing underwriter participating in any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such managing underwriter (an "Inspector") in connection with such Shelf Registration Statement; provided, however, that the Company need not make available or supply any information pursuant to this paragraph (p) to the extent such information may not be disclosed pursuant to any confidentiality agreement to which the Company or any of its Subsidiaries is a party or such disclosure would jeopardize any applicable attorney-client, work product or other privilege.

         (q) In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities or Exchange Securities, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates reasonably requested by Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         5. Registration Expenses. The Company and the Guarantors will bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2, 3 and 4 hereof and the Company and the Guarantors will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements (up to an aggregate amount of $50,000) of one firm of attorneys chosen by the Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities to be sold pursuant to a Shelf Registration Statement (the "Special Counsel") acting for the Initial Purchasers or Holders in connection therewith. The Company and the Guarantors shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of any Securities or Exchange Securities pursuant to this Agreement.

         6. Indemnification. (a) Indemnification of Holders. The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or Exchanging Dealer), their respective directors, officers, representatives and agents and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 6 as a Holder) against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities or

Exchange Securities), to which that Holder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any preliminary or final prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any such Registration Statement or any preliminary or final prospectus forming part thereof or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased Securities or Exchange Securities, if (i) a copy of the preliminary prospectus (as then amended or supplemented) was delivered to such person at or prior to the written confirmation of the sale of Securities or Exchange Securities to such person, (ii) a copy of the final prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Holder and (iii) the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or Registration Statement or any such amendment or supplement in reliance upon and in conformity with any Holders' Information.

         (b) Indemnification of Company, Guarantors, Directors and Officers. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and each Guarantor, their respective directors, officers, representatives and agents, and each person, if any, who controls them or any of them within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 6 as the Company), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a preliminary or final prospectus or such Registration Statement or in any amendment or supplement thereto or (ii)

the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by or on behalf of that Holder specifically for use therein, and shall reimburse the indemnified party for any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

         (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(ii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority in aggregate principal amount of the Securities or Exchange Securities, as the case may be, if the indemnified parties under this
Section 6 consist of any Holder or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this
Section 6 consist of the Company or a Guarantor or any of their respective directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of

Section 6(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel payable in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under
Section 6(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and a Holder with respect to the sale by such Holder of Securities or Exchange Securities on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

above but also the relative fault of the Company and the Guarantors on the one hand and such Holder on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and a Holder on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities or Exchange Securities (before deducting expenses) received by the Company and the Guarantors as set forth on the cover of the Offering Memorandum bear to the total proceeds received by such Holder with respect to its sale of Securities or Exchange Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purposes of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder to any purchaser exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Any Holder's obligations to contribute as provided in this Section 6(e) are several and not joint.

         The obligations of the Company, the Guarantors and the Holders in this
Section 6 are in addition to any other liability which the Company, the Guarantors or the Holders as the case may be, may otherwise have.

         7. Rule 144A. Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

         9. Miscellaneous. (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Securities or Exchange Securities whose Securities or Exchange Securities are being sold or exchanged pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold or exchanged by such Holders pursuant to such Registration Statement.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

         (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Societe Generale Securities Corporation;

         (2) if to you, initially at your address set forth in the Purchase Agreement; and

         (3)  if to the Company or the Guarantors, initially at the address of the Company set forth in the Purchase Agreement, or with a copy to Winston & Strawn, 200 Park Avenue, New York, New York 10016, Attention: Robert W. Ericson.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

         (c) Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of the parties; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law; Submission to Jurisdiction.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (g) No Inconsistent Agreements. The Company has not and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person, which agreement would allow any person other than the Holders of Transfer Restricted Securities to require the Company to register any such debt securities pursuant to a Registration Statement. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, the Company shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act pursuant to a Registration Statement unless the rights so granted are not in conflict or inconsistent with the provisions of the Agreement.

         (h) No Piggyback on Registrations. Neither the Company, nor any of its

security holders (other than the holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

         (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         (j) Remedies. In the event of a breach by the Company or any Guarantor, or by any holder of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Company and the Guarantors, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 1 or 2 hereof for which Liquidated Damages have been paid pursuant to
Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. Except as provided in Section 3, the Company, the Guarantors and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                       Very truly yours,

                                       STELLEX INDUSTRIES, INC.


                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman



                                       KII HOLDING CORP.


                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman



                                       KII ACQUISITION CORP.


                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman



                                       STELLEX AEROSPACE


                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman




                                       BANDY MACHINING INTERNATIONAL


                                       By: /s/ William L. Remley

                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman

                                       PARAGON PRECISION PRODUCTS



                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman



                                       SCANNING ELECTION ANALYSIS
                                       LABORATORIES, INC.



                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman




                                       GENERAL INSPECTION LABORATORIES, INC.



                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman




                                       TSMD ACQUISITION CORP.



                                       By: /s/ William L. Remley

                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: President




                                       STELLEX MICROWAVE SYSTEMS, INC.



                                       By: /s/ William L. Remley
                                          ------------------------------------
                                          Name:  William L. Remley
                                          Title: Vice Chairman

Accepted in New York, New York

SOCIETE GENERALE SECURITIES CORPORATION


By: /s/ Bradford C. Yates
   -----------------------------------
   Name:  Bradford C. Yates
   Title: Managing Director


BT ALEX. BROWN INCORPORATED


By: /s/ Chris Kinslow
   -----------------------------------
   Name:  Chris Kinslow
   Title: Vice President


JEFFERIES & COMPANY, INC.


By: /s/ Andrew Whittaker
   -----------------------------------
   Name:  Andrew Whittaker
   Title: Executive Vice President

                                                                         ANNEX A


         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


         Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C


                             PLAN OF DISTRIBUTION


         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 199_, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.1/

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


--------
1/ In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D



         |_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:    _______________________________________
                  Address: _______________________________________
                           _______________________________________



If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                     Annex B

                              List of Subsidiaries

          Name                                    Jurisdiction of Incorporation

KII Holding Corp.                                           Delaware
KII Acquisition Corp.                                       Delaware
Stellex Aerospace                                           California
Bandy Machining International                               California
Paragon Precision Products                                  California
Scanning Electron Analysis Laboratories, Inc.               California
TSMD Acquisition Corp.                                      Delaware
Stellex Microwave Systems, Inc.                             California

                                    Annex C-1

                    Form of legal opinion of Winston & Strawn

                        [Winston & Strawn Letterhead]

                                                 October 31, 1997

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
c/o Societe Generale Securities Corporation
1221 Avenue of the Americas
New York, NY 10020


Ladies and Gentlemen:

         We have acted as special counsel to Stellex Industries, Inc., a Delaware corporation (the "Company"), TSMD Acquisition Corp, a Delaware corporation ("TSMD Acquisition"), Stellex Microwave Systems, Inc., a California corporation ("Stellex Microwave"), KII Holding Corp., a Delaware corporation ("KII Holding"), KII Acquisition Corp., a Delaware corporation ("KII Acquisition"), Stellex Aerospace, a California corporation ("Stellex Aerospace"), Bandy Machining International, a California corporation ("Bandy"), Paragon Precision Products, a California corporation ("Paragon"), Scanning Electron Analysis Laboratories, Inc., a California corporation ("SEAL"), and General Inspection Laboratories, Inc., a California corporation ("GIL"), in connection with the issuance and sale by the Company, pursuant to the Purchase Agreement, dated October 23, 1997 (the "Purchase Agreement"), among the Company, the Guarantors (as defined below) and Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc. (collectively, the "Initial Purchasers"), of $100 million aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "Notes"), which will be issued under an Indenture, dated as of October 31, 1997 (the "Indenture"), among the Company, the Guarantors and Marine Midland Bank, as trustee. TSMD Acquisition, Stellex Microwave, KII Holding, KII Acquisition, Stellex Aerospace, Bandy, Paragon, SEAL and GIL are collectively hereinafter referred to as the "Guarantors." TSMD Acquisition, KII Holding and KII Acquisition are sometimes collectively hereinafter referred to as the "Delaware Guarantors." Stellex Microwave, Stellex Aerospace, Bandy, Paragon, SEAL and GIL are sometimes collectively hereinafter referred to as the "Non-Delaware Guarantors."

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 2

         This opinion letter is furnished to you pursuant to Section 5(d) of the Purchase Agreement. Except as otherwise specified, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.


         In rendering the opinions set forth herein, we have examined:

         (i) the Certificate of Incorporation and Bylaws of the Company, TSMD Acquisition, KII Holding and KII Acquisition;

         (ii) resolutions of the Board of Directors of the Company and each of the Guarantors with respect to the transactions referred to herein;

         (iii) the Preliminary Offering Memorandum and Offering Memorandum;

         (iv)  the Indenture;

         (v)   the Notes;

         (vi)  the Purchase Agreement; and

         (vii) the Registration Rights Agreement

(the documents identified in clauses (iv) through (vii) are collectively hereinafter referred to as the "Transaction Documents") and such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Company and the Guarantors, and we have made such inquiries of officers and representatives of the Company and the Guarantors, as we have deemed relevant or necessary in connection with the opinions set forth herein.

         In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon the following:

         (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 3


all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;


         (b) all parties to the documents reviewed by us (other than the Company and the Delaware Guarantors) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties;

         (c) the Notes have been delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, and each Transaction Document constitutes the legal, valid and binding obligation of each party thereto (other than the Company and the Guarantors,) enforceable against such party in accordance with its terms; and

         (d) all transactions that occur in connection with the consummation of the Purchase Agreement, including, without limitation (i) the closing of the New Credit Facility and (ii) the other transactions described under "Use of Proceeds" in the Offering Memorandum, shall be deemed to have taken place simultaneously and no delivery or payment shall be considered to have been made until all transactions taking place on the Closing Date shall have been completed.

         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular attorneys presently members of or employed by Winston & Strawn who have given substantive attention to matters involving the Company and the Guarantors. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

         1. Each of the Company and the Guarantors (A) (other than the Non-Delaware Guarantors, as to whom we express no opinion) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and
(B) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or leasing of its properties or

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 4



the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         2. Based solely on our review of the Company's and each of the Guarantors' corporate minutes and stock transfer records, the Company has the authorized, issued and outstanding capitalization set forth in the Offering Memorandum; all of the issued and outstanding shares of capital stock of the Company and the Delaware Guarantors have been duly authorized and validly issued and are fully paid and non-assessable; to our knowledge, none of the issued and outstanding shares of capital stock of the Company were issued in violation of any preemptive or similar rights; and all of the outstanding shares of capital stock of the Delaware Guarantors are owned of record by the Company or another Guarantor, except as set forth in the Offering Memorandum.

         3. The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Indenture and the Notes. Each of the Delaware Guarantors has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Indenture and its Guarantee.

         4. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder.

         5. The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Delaware Guarantors and (assuming the due authorization, execution and delivery by the Trustee and the Non-Delaware Guarantors) will constitute the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

         6. The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms. The Guarantees have been duly authorized, executed and delivered by each of the Delaware Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming due authorization, execution and delivery of the Indenture by the Non-Delaware Guarantors and the Trustee and due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid

Societe Generale Securities Corporation

BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 5


and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms. The Exchange Securities have been duly and validly authorized by the Company.

         7. The Company and each of the Delaware Guarantors have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Delaware Guarantors, and (assuming due authorization, execution and delivery thereof by the Non-Delaware Guarantors), will constitute the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

         8. The Company and each of the Delaware Guarantors have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Purchase Agreement; the Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Delaware Guarantors, and (assuming due authorization, execution and delivery thereof by the Non-Delaware Guarantors), will constitute the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

         9. The Indenture, the Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         10. To our knowledge, none of the Company or the Guarantors is (A) in violation of its certificate of incorporation or bylaws (except we express no opinion with respect to the Non-Delaware Guarantors) or (B) in breach or violation of any statute, judgment, decree, order, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to it or any of its properties or assets, except for any such breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         11. Assuming the accuracy and fulfillment of the representations, warranties, covenants and agreements of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement and that the net proceeds to the Company from the Offering are used in the manner contemplated by the Offering Memorandum, the execution, delivery and performance of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the consummation of the financing transactions contemplated thereby (including the issuance and sale of the Notes to the Initial Purchasers and the making of the Guarantees by the Guarantors) will not conflict with or constitute or result in a breach or a default under (or an event which with

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 6


notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company or any Guarantor or any of their respective properties or assets which has been identified to us pursuant to an officers' certificate of the Company and listed on Schedule I hereto as being material to the Company and its subsidiaries taken as a whole (except we express no opinion as to (i) violations under contractual obligations listed on Schedule I hereto where such violations are immaterial, (ii) violations resulting from cross-default provisions relating to defaults under an agreement not listed on Schedule I hereto or (iii) violations of financial covenants), (B) the certificate of incorporation or bylaws of the Company or any of the Delaware Guarantors, or (C) (assuming compliance with all applicable state securities or "Blue Sky" laws and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), as to which we render no opinion), any statute, law or rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware or, to our knowledge, any judgment, decree or order of any Federal or state court located in New York or Delaware which is applicable to the Company or any of the Guarantors or any of their respective properties or assets.

         12. Assuming the accuracy and fulfillment of the representations, warranties, covenants and agreements of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement, no consent, approval, authorization or order of any governmental authority is required for (A) the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other financing transactions contemplated in the Purchase Agreement or (B) the issuance and sale by the Guarantors of the Guarantees or the consummation by the Guarantors of the other financing transactions contemplated in the Purchase Agreement, except (i) such as may be required under state securities or "Blue Sky" laws and regulations or such as may be required by the NASD, as to which we express no opinion, (ii) those which have previously been obtained and (iii) in the case of the Registration Rights Agreement and the transactions contemplated thereby, those that will be required under the Securities Act, the Trust Indenture Act, state securities or "Blue Sky" laws and regulations or such as may be required by the NASD; provided, however that we express no opinion as to any consent, approval, authorization or order of any governmental authority that may be required by virtue of the legal or regulatory status of the Initial Purchasers.

         13. Except as disclosed in the Offering Memorandum, to our knowledge, no legal or governmental proceedings are pending or threatened to which any of the Company or the Guarantors is a party or to which the property or assets of the Company or any of the Guarantors is subject which would be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect.

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 7


         14. None of the Company or the Guarantors is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

         15. No registration under the Securities Act of the Notes or the Guarantees is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), and the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act ("QIBs") or accredited investors as defined in Rule 501(a) (1), (2), (3) or
(7) promulgated under the Securities Act ("Accredited Investors"), (B) the accuracy of the Initial Purchasers' representations and those of the Company contained in the Purchase Agreement, including, without limitation, those regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (C) the due performance by the Initial Purchasers of the agreements set forth in Section 2(b) of the Purchase Agreement.

         16. The description in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations" constitutes a fair summary of the legal matters referred to therein. The statements made in the Offering Memorandum under the captions "Description of Notes" and "Exchange and Registration Rights Agreement," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

         In addition, we have participated in conferences with officers and representatives of the Company and the Guarantors, representatives of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., the independent public accountants for the Company and the Guarantors, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent specified in paragraphs 9 and 16 hereof), no facts have come to our attention which lead us to believe that the Offering Memorandum, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 8


misleading (it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).

         The opinions as expressed herein are subject to the following qualifications and assumptions:

         (a) the enforceability of the Indenture, the Notes, the Guarantees, the Purchase Agreement, the Registration Rights Agreement and the obligations of the Company and the Guarantors thereunder and the availability of certain rights and remedial provisions provided for in such documents are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, moratorium and similar laws and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, and general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (i) the breach of covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor's enforcement of remedies, covenants or provisions under the circumstances, or the manner or procedures of such enforcement, would violate such creditor's implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy;

         (b) with respect to the Indenture, the Notes, the Guarantees, the Purchase Agreement and the Registration Rights Agreement, we express no opinion as to the enforceability of (i) cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party, (ii) rights to indemnification or contribution, which may be limited by applicable law or public policy considerations, or (iii) the severability provisions contained in such documents;

         (c) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents; and

         (d) with respect to the matters set forth in paragraph 11(C) above, we express no opinion as to any law or regulation (i) which might be violated by any misrepresentation or

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
Page 9


omission or a fraudulent act or (ii) to which the Company or the Guarantors may be subject as a result of their specific business operations or regulatory status and which are not applicable to business corporations generally (although we are not aware of any such other law or regulation that would be violated as a result of the execution, delivery and performance of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the consummation of the financing transactions contemplated thereby).

         The opinions expressed herein are based upon and are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein, and we express no opinion with respect to the laws of any other state or jurisdiction.

         Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

         This opinion letter is solely for the benefit of the addressees hereof in connection with the consummation of the financing transactions contemplated by the Purchase Agreement. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. Notwithstanding the foregoing, this opinion letter may be relied upon by Marine Midland Bank, as Trustee under the Indenture.


                                                Very truly yours,

                                   SCHEDULE I

                 Schedule of Material Agreements and Instruments

1. Purchase Agreement dated as of October 23, 1997, by and among Stellex Industries, Inc., a Delaware corporation (the "Company"), TSMD Acquisition Corp, a Delaware corporation ("TSMD Acquisition"), Stellex Microwave Systems, Inc., a California corporation ("Stellex Microwave"), KII Holding Corp., a Delaware corporation ("KII Holding"), KII Acquisition Corp., a Delaware corporation ("KII Acquisition"), Stellex Aerospace, a California corporation ("Stellex Aerospace"), Bandy Machining International, a California corporation ("Bandy"), Paragon Precision Products, a California corporation ("Paragon"), Scanning Electron Analysis Laboratories, Inc., a California corporation ("SEAL"), and General Inspection Laboratories, Inc., a California corporation ("GIL") (collectively, the "Guarantors"), and Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc. (collectively, the "Initial Purchasers").

2. Indenture dated as of October 31, 1997 by and among the Company, the Guarantors and Marine Midland Bank, as trustee.

3. Registration Rights Agreement dated as of October 31, 1997 by and among the Company, the Guarantors and the Initial

         Purchasers.

4. Credit Agreement dated as of October 31, 1997 by and among the Company, the Guarantors and Societe Generale, as Agent.

5. Stock Purchase Agreement dated as of October 31, 1997 by and among TSMD Acquisition and W-J TSMD Inc.

6. Stock Purchase Agreement dated as of July 1, 1997, by and among KII Acquisition and Kleinert Industrie Holding AG.

7. Stellex Aerospace Investor Agreement dated as of July 1, 1997, by and among KII Holding and Greystoke Capital Management Limited LDC, and Bradley C. Call, Julius E. Hodge, Lawrence R. Smith, John Barriatua, Roland H. Marti, Arun Kumar and Louis
         A. Brown.

8. Promissory Note dated as of July 1, 1997 by KII Acquisition to Kleinert Industrie Holding AG.

9. Promissory Note dated September 6, 1991 by Paragon to Farm Bureau Life Insurance Company.


10.      Promissory Note dated July 1, 1997 by KII Holding to Trinity
         Investment Corp.

11. Amended and Restated Management Advisory Services Agreement, effective as of November 1, 1997, by and between Mentmore Holdings Corporation, the Company and the Guarantors.

12. Tax Allocation and Indemnity Agreement dated as of October 31, 1997, and retroactively applied to the calendar year ended December 31, 1997, by and among the Company and the Guarantors.

13. Gallium Arsenide and Thin Film Supply and Services Agreement dated as of October 31, 1997 between the Company and Watkins-Johnson Company ("Watkins-Johnson").

14.      Metal Injection Molding, Glass Seal and Hybrid Assembly
         Facility Agreement dated as of October 31, 1997 between the

         Company and Watkins-Johnson.

15. Patent Cross License Agreement dated as of October 31, 1997 between the Company and Watkins-Johnson.

                                    Annex C-2

                   Form of legal opinion of O'Melveny & Myers.

                      [Letterhead of O'Melveny & Myers LLP]


                                                     October 31, 1997

Societe Generale Securities Corporation
BT Alex. Brown Incorporated
Jefferies & Company, Inc.
c/o Societe Generale Securities Corporation
1221 Avenue of the Americas
New York, NY 10020


Ladies and Gentlemen:


         We have acted as special California counsel to Stellex Industries, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company, pursuant to the Purchase Agreement, dated as of October 23, 1997 (the "Purchase Agreement"), among the Company, TSMD Acquisition Corp., a Delaware corporation ("TSMD Acquisition"), KII Holding Corp., a Delaware corporation ("KII Holding"), KII Acquisition Corp., a Delaware corporation ("KII Acquisition"), Stellex Microwave Systems, Inc., a California corporation ("Stellex Microwave"), Stellex Aerospace, a California corporation ("Stellex Aerospace"), Bandy Machining International, a California corporation ("Bandy"), Paragon Precision Products, a California corporation ("Paragon"), Scanning Electron Analysis Laboratories, Inc., a California corporation ("SEAL") and General Inspection Laboratories, Inc., a California corporation ("GIL") and Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc. (collectively, the "Initial Purchasers"), of $100 million aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "Notes), which will be issued under an Indenture, dated as of October 31, 1997 (the "Indenture"), among the Company, the Guarantors (as defined below) and Marine Midland Bank, as trustee. TSMD Acquisition, Stellex Microwave, KII Holding, KII Acquisition, Stellex Aerospace, Bandy, Paragon, SEAL and GIL are collectively hereinafter referred to as the "Guarantors." Stellex Microwave, Stellex Aerospace, Bandy, Paragon, SEAL and GIL are sometimes collectively hereinafter referred to as the "California Guarantors."

         We are providing this opinion to you at the request of the Company pursuant to Section 5(d) of the Purchase Agreement. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

         For the purposes of this opinion we have reviewed only the following documents and made no other investigations or inquiry:

         (i) the Articles of Incorporation and Bylaws of each of the California Guarantors;

         (ii) the corporate minute books and stock transfer records of each of the California Guarantors (other than SEAL and Bandy, which do not have stock ledgers and for which we reviewed only copies of stock certificates);

         (iii) the California Guarantors' Certificates (copies of which have been delivered to you);

         (iv) A Certificate of Status-Domestic Corporation issued by the Secretary of State of the State of California as of October 22, 1997 for each of the California Guarantors;

         (v) A letter from the Franchise Tax Board of the State of California for each of the California Guarantors stating that each such corporation is in good standing with that agency dated October 22, 1997 (except with respect to Stellex Aerospace and Stellex Microwave, which letters are dated October 23, 1997);

         (vi) The opinion dated October 31, 1997 of Heller, Ehrman, White & McAuliffe as counsel to Watkins-Johnson Company, a California corporation, and Stellex Microwave in connection with the Stock Purchase Agreement dated as of August 29, 1997, by and among Watkins-Johnson Company, Stellex Microwave and TSMD Acquisition (the "Heller Opinion");

         (vii) resolutions of the Board of directors of each of the California Guarantors with respect to the transactions referred to herein;

         (viii)   the Preliminary Offering Memorandum and Offering Memorandum;

         (ix)     the Indenture;

         (x)      the Purchase Agreement; and

         (xi)     the Registration Rights Agreement.

         The Indenture, Purchase Agreement and Registration Rights Agreement are hereinafter referred to as the "Transaction Agreements." We have assumed the genuineness of all signatures (other than the signatures of persons signing the Transaction Agreements on behalf of the California Guarantors), the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the California Guarantors' obligations depend on the due authorization, execution and delivery of the Transaction Agreements by the other parties to the Transaction Agreements, we have assumed that the Transaction Agreements have been so authorized, executed and delivered. We have further assumed that the unexecuted copies of draft agreements we reviewed contain terms identical to the Transaction Agreements when executed. We have also assumed the regularity and sufficiency of corporate proceedings of each of the California Guarantors through December 31, 1996.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

         1. Each of the California Guarantors has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to (i) own its properties and assets and to carry on its business as described in the Offering Memorandum and (ii) enter into and perform its obligations under the Transaction Agreements.

         2. The outstanding shares of capital stock of each of the California Guarantors have been duly authorized by all necessary corporate action on the part of such corporation, and are validly issued, fully paid and non-assessable, and all of the outstanding shares of capital stock of the California Guarantors are owned of record by the Company or another Guarantor, all except as set forth in the Offering Memorandum or the Certificates for Paragon.

         3. The execution and delivery by, and performance of, each of the California Guarantors of the Indenture have been duly authorized by all necessary corporate action on the part of each of the California Guarantors, and the Indenture has been duly executed and delivered by each of the California Guarantors.

         4. The execution and delivery by, and performance of, each of the California Guarantors of the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of each of the California Guarantors, and the Registration Rights Agreement has been duly executed and delivered by each of the California Guarantors.

         5. The execution and delivery by, and performance of, each of the California Guarantors of the Purchase Agreement have been duly authorized by all necessary corporate action on the part of each of the California Guarantors, and the Purchase Agreement has been duly executed and delivered by each of the California Guarantors.

         6. Assuming the accuracy and fulfillment of the representations, warranties, covenants and agreements of the Company, the Guarantors and the Initial Purchasers in the Transaction Agreements and that the net proceeds to the Company from the Offering are used in the manner contemplated by the Offering Memorandum, the execution and delivery by the California Guarantors of, and performance of their respective obligations on or prior to the date of this opinion under, the Transaction Agreements (A) do not violate any of the Articles of Incorporation or Bylaws of any of the California Guarantors and (B) do not violate any California statute, law, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the

California Guarantors or the transactions of the type contemplated by the Transaction Agreements.

         7. Stellex Microwave is not in violation of its Articles of Incorporation or Bylaws.

         For purposes of the opinions expressed in paragraph 6 above, we have assumed that each of the California Guarantors will not in the future take any discretionary action (including a decision not to act) permitted by any of the Transaction Agreements that would cause the performance of any of the Transaction Agreements to violate any California or federal statute, rule or regulation.

         In addition, our opinion in paragraph 6 above is subject to:

                    (i) limitations on enforceability based on by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and

                    (ii) the unenforceability under certain circumstances of
                         provisions imposing penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges and increased interest rates upon default.

         As to our opinion in paragraph 6, we further advise you of California statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor, without the consent of the guarantor, materially alters the original obligation of the principal, elects remedies for default that impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes action that materially prejudices the guarantor. There is also authority (including California Civil Code Section 2856, which has not yet been the subject of judicial interpretation) to the effect that a guarantor may effectively waive statutory suretyship defenses if express waivers of such defenses are set forth in the guaranty. We express no opinion as to the effectiveness, under California law, of the waivers set forth in the Transaction Agreements. We also express no opinion as to the effect on the California Guarantor's obligations under the Indenture of: (i) any modification to or amendment of the Company's obligations that materially increases those obligations, or (ii) any other action that materially prejudices a California Guarantor, if, in any such instance, such modification, amendment or action occurs without notice to and the consent of the such California Guarantor.

         The law covered by this opinion is limited to the present law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. In addition, we express no opinion concerning (i) antitrust, unfair competition or trade practice laws or regulations, (ii) pension and employee benefit laws and regulations, (iii) federal or state environmental laws and regulations, (iv) land use or subdivision laws or regulations, (v) federal or state securities laws or (vi) usury laws.

         With respect to the opinions expressed in paragraphs 1 and 2 regarding Stellex Microwave, we have relied on the Heller Opinion, a copy of which has been provided to you. With respect to the opinions express in paragraph 7, we have relied exclusively on the Heller Opinion.

         This opinion is furnished by us as special counsel for the Company and may be relied upon by you only in connection with the transaction contemplated by the Purchase Agreement. It may not be used or relied upon by you for any other purpose or , except as otherwise set forth in this paragraph, by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion may be relied upon by Winston & Strawn and Simpson Thacher & Bartlett in its entirety for the purposes of any opinion you may request of them in connection with the transactions contemplated by the Purchase Agreement. In addition, this opinion may be relied upon by Marine Midland Bank, as Trustee under the Indenture.

         We call attention to the fact that the opinions expressed herein may be affected by actions taken or omitted or events occurring or failing to occur after the date hereof. We have not undertaken to determine, or inform any person, whether any such actions are taken, omitted, occur or fail to occur.



                                             Respectfully submitted,